EXHIBIT 23.2


               CONSENT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANT
                                   XDOGS, INC.


     We hereby consent to the incorporation by reference in the Registration Statement of our report dated July 29, 2003 relating to the financial statements of XDogs, Inc. appearing in the Company's Annual Report on Form 10-KSB for the year ended March 31, 2003.

/s/  Cordovano and Harvey, P.C.
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     Cordovano and Harvey, P.C.

Denver, Colorado
October 13, 2003